Exhibit 5.1

816-221-1000 FAX: 816-221-1018 WWW.GILMOREBELL.COM	GILMORE & BELL A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 2405 GRAND BOULEVARD, SUITE 1100 KANSAS CITY, MISSOURI 64108-2521	ST. LOUIS, MISSOURI WICHITA, KANSAS LINCOLN, NEBRASKA

November 16, 2007

Epiq Systems, Inc.

501 Kansas Avenue

Kansas City, Kansas  66105-1309

Re:	Epiq Systems, Inc. Registration Statement on Form S-3 Reg. No. 333-145206 (the “Registration Statement”)

Dear Sir/Madam:

                We have acted as counsel to Epiq Systems, Inc., a Missouri corporation (the “Company”), in connection with the above-referenced Registration Statement filed by the Company under the Securities Act of 1933, as amended.  The Company has provided us with a prospectus (the “Base Prospectus”), which forms a part of the Registration Statement, and the Prospectus Supplement dated November 16, 2007 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the offer and sale by the Company of up to 5,000,000 shares of common stock of the Company.

                In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, and such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

                Based upon the foregoing, we are of the opinion that:

                1.             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri.

                2.             The Shares covered by the Registration Statement, when issued as described in the Prospectus Supplement, will constitute the validly issued, fully paid and non-assessable shares of capital stock of the Company.

                We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

Very truly yours,

/s/ Gilmore & Bell, P.C.